                                                                   EXHIBIT 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-02109, 333-41882, 333-57104) and Form S-8 (Nos.
333-16445, 333-16463, 333-82901, 333-91348,  333-105225,  333-124455) of ALLETE,
Inc. of our report dated February 13, 2006, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 16, 2006